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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                (Date of earliest event reported): March 12, 2002



                          DELANO TECHNOLOGY CORPORATION
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Ontario, Canada                  333-94505               98-0206122
(State or Other Jurisdiction of         (Commission            (IRS Employer
         Incorporation)                 File Number)         Identification No.)


      302 Town Centre Boulevard
       Markham, Ontario, Canada                             L3R 0E8
----------------------------------------           --------------------------
(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (905) 947-2222



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Item 5. OTHER EVENTS.

     On March 12, 2002, divine, inc., a Delaware corporation ("divine"), entered into a definitive agreement (the "Combination Agreement") between divine and Delano Technology Corporation, an Ontario corporation ("Delano" or the "Company"), pursuant to which Delano agreed to be acquired by divine. Subject to the terms and conditions of the Combination Agreement, divine will acquire all of the outstanding shares of Delano common stock, and Delano will survive the combination as a wholly owned subsidiary of divine. In the combination, each of the approximately 43,429,000 shares of Delano common stock issued and outstanding immediately prior to the effective time of the transaction (the "Effective Time") will be converted into the right to receive 1.1870 shares of divine common stock. Eligible Canadian holders of Delano common stock may elect to receive, instead of divine common stock, 1.1870 shares of a newly created class of Delano stock that are exchangeable into divine common stock. The ratio of shares of divine common stock issuable per share of Delano common stock is referred to as the "Exchange Ratio".

     In accordance with Delano's stock option plans, Delano will accelerate the vesting of each outstanding option to purchase shares of Delano common stock (each, a "Delano Option") with an exercise price that, when multiplied by the Exchange Ratio, is greater than the closing sale price of divine common stock on the trading day immediately prior to the date Delano sends out notice of such acceleration to the holders of Delano Options (each such Delano Option, an "Out-of-the-Money Option"), so that all Out-of-the-Money Options may be exercised prior to the Effective Time. To the extent that Out-of-the-Money Options are not exercised prior to the Effective Time, those Out-of-the-Money Options will terminate and expire immediately prior to the Effective Time. Each Delano Option that has not been cancelled, terminated, or duly exercised prior to the Effective Time will be exchanged for an option (a "Replacement Option") to purchase a number of shares of divine common stock determined by multiplying the number of shares of Delano common stock subject to such Delano Option by the Exchange Ratio, at an exercise price equal to the exercise price per share of Delano Common Stock divided by the Exchange Ratio. In addition, divine will make available options to purchase an aggregate of 2,750,000 shares of divine common stock for issuance to employees of Delano after the Effective Time. As of March 1, 2002, Delano had outstanding options to purchase an aggregate of approximately 6,700,000 shares of Delano common stock, with exercise prices ranging from U.S.$0.11 to U.S.$17.00.

     The transaction is structured as a plan of arrangement under Canadian law, and is subject to customary closing conditions, regulatory and court approvals, as well as approval by Delano's shareholders. For more information regarding the terms and conditions of the combination, including the consideration to be issued to Delano shareholders, reference is made to the Combination Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the joint press release issued by divine and Delano announcing the combination, dated March 13, 2002, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

         In connection with the execution of the Combination Agreement, certain shareholders of Delano entered into a shareholder voting agreement with divine pursuant to which these


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shareholders agreed to vote the shares of Delano common stock held by them in favor of the adoption of the Combination Agreement and the approval of the plan of arrangement. As of March 12, 2002, the shares of Delano common stock subject to this voting agreement represented in the aggregate approximately 13% of the total outstanding shares of Delano common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS:

    EXHIBIT NO.       DESCRIPTION

    2.1 Combination Agreement, dated as of March 12, 2002, by and between divine, inc. and Delano Technology Corporation.*

   99.1 Joint Press Release of divine, inc. and Delano Technology Corporation, announcing the acquisition of Delano by divine, dated March 13, 2002.

* The exhibits and schedules to the Combination Agreement are not being filed herewith. The Company undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Pursuant to
     Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules.


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         COMBINATION AGREEMENT (EXHIBIT 2.1 HERETO)

         Exhibit A - Form of Shareholder Voting Agreement
         Exhibit B - Form of Company Resolution
         Exhibit C - Form of Plan of Arrangement
         Exhibit D - Form of Exchangeable Share Support Agreement
         Exhibit E - Form of Voting and Exchange Trust Agreement
         Exhibit F - Form of Affiliate Agreement
         Exhibit G - Form of Reseller Agreement

         Schedule A - Company Schedule
         Schedule B - divine Schedule
         Schedule 3.11/3.12 - Benefits Schedule


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                    DELANO TECHNOLOGY CORPORATION
Toronto, Ontario
March 13, 2002
                                    By: /S/ DAVID LEWIS
                                       ---------------------------------
                                       David Lewis
                                       Vice President, Legal & General Counsel






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                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION
-----------          ---------------------------------------------------------

  2.1                Combination Agreement dated March 12, 2002.

 99.1 Joint Press Release of divine, inc. and Delano Technology Corporation, announcing the acquisition of Delano by divine, dated March 13, 2002.